Exhibit 99.1

Certification of Chief Operating Officer

PriceSmart, Inc. (the “registrant”) is providing this Certification of Chief Operating Officer in addition to the certifications provided by its principal executive officer and principal financial officer in the registrant’s Annual Report on Form 10-K for the year ended August 31, 2002. The registrant’s Chief Operating Officer is neither the registrant’s principal executive officer nor principal financial officer and does not perform similar functions. Accordingly, the registrant is providing this certification voluntarily and not pursuant to a requirement under Rule 13a-14 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

I, William J. Naylon, Chief Operating Officer of the registrant certify that:

1. I have reviewed the registrant’s annual report on Form 10-K for the year ended August 31, 2002;

2. Based on my knowledge, the annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the annual report;

3. Based on my knowledge, the financial statements, and other financial information included in the annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in the annual report;

4. While the registrant’s principal executive officer and principal financial officer bear ultimate responsibility with respect to disclosure controls and procedures, I share responsibility for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

a) participated in the design of such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to management by others within those entities, particularly during the period in which the annual report is being prepared;

b) participated in the evaluation of the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of the annual report (the “Evaluation Date”); and

c) participated in the preparation of the annual report, which includes management’s conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. I have participated in the disclosure, based on management’s most recent evaluation, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions) of:

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

6. I participated in the preparation of the annual report, which indicated that there were no significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of management’s most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: November 29, 2002

/s/ WILLIAM J. NAYLON

Chief Operating Officer